UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2010

ValueClick, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30135	77-0495335
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

30699 Russell Ranch Road, Suite 250, Westlake Village, California		91362
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	818-575-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On February 1, 2010, ValueClick, Inc. ("ValueClick" or the "Company") announced its preliminary revenue and Adjusted-EBITDA for the fiscal quarter ended December 31, 2009. The Company has not yet fully completed certain year-end accounting procedures, including but not limited to the completion of its income tax provision. As such, figures released today are preliminary. The full text of the press release issued in connection with the announcement on February 1, 2010 is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Non-GAAP Financial Measures:

Net income from continuing operations before interest, income taxes, depreciation, amortization, and stock-based compensation ("Adjusted-EBITDA"), a non-GAAP financial measure, is included in the attached press release at Exhibit 99.1. Adjusted-EBITDA, as defined above, may not be similar to Adjusted-EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles ("GAAP"). Management believes that Adjusted-EBITDA provides useful information to investors about the Company's performance because it eliminates the effects of period-to-period changes in income from interest on the Company’s cash and marketable securities and the costs associated with income tax expense, capital investments, and stock-based compensation expense which are not directly attributable to the underlying performance of the Company's business operations.

Management uses Adjusted-EBITDA in evaluating the overall performance of the Company's business operations. Though management finds Adjusted-EBITDA useful for evaluating aspects of the Company’s business, its reliance on this measure is limited because excluded items often have a material effect on the Company’s earnings calculated in accordance with GAAP. Therefore, management uses Adjusted-EBITDA in conjunction with GAAP earnings measures. The Company believes that Adjusted-EBIDTA provides investors with an additional tool for evaluating the Company’s core performance, which management uses in its evaluation of the Company's overall performance, and a baseline for assessing the future earnings potential of the Company. While the GAAP results are more complete, the Company prefers to allow investors to have this supplemental metric since, with a reconciliation to GAAP, it may provide greater insight into the Company’s financial results.

The non-GAAP measures included in the press release at Exhibit 99.1 should be considered in addition to, not as a substitute for, or superior to, other measures of the Company’s results of operations or financial position prepared in accordance with GAAP.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the disposition of the Company’s Web Clients LLC subsidiary, as more fully described in Item 8.01 below, the Company amended its Credit Agreement by and among the Company, Wells Fargo Bank, National Association as Administrative Agent, Swing Line Lender and L/C Issuer (the "Agent"), and certain other financial institutions party thereto (the "Amendment to the Credit Agreement"), to allow for, among other matters, the disposition of Web Clients LLC and a decrease in the minimum EBITDA financial covenant as a result of such disposition. The Amendment to the Credit Agreement is attached as Exhibit 99.2 to this Current Report on Form 8-K.

Item 8.01 Other Events.

On February 1, 2010, ValueClick, Inc. ("ValueClick" or the "Company") announced the signing and closing of the sale of its Web Clients LLC subsidiary. The proceeds from the sale of $45 million consist of a five year note receivable bearing interest at the rate of five percent, with monthly payments amortized over a ten year period and a balloon payment at the end of the fifth year. The note is secured by substantially all of the assets of the buyer, consisting of Web Clients LLC and other unrelated businesses. The historical results of Web Clients LLC will be treated as discontinued operations when the Company reports its full financial results for the fiscal quarter ended December 31, 2009.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release dated February 1, 2010.

99.2 Amendment to Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ValueClick, Inc.

February 1, 2010	By:	/s/ John Pitstick

Name: John Pitstick
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated February 1, 2010.
99.2	Amendment to Credit Agreement.